UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2005 (July 28, 2005)

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                     Conversion Services International, Inc.

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            (Exact name of registrant as specified in its charter)

            Delaware                 0-30420              20-1010495
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         (State or other           (Commission          (IRS Employer
          jurisdiction             File Number)      Identification No.)
        of incorporation)


 100 Eagle Rock Avenue, East Hanover,
              New Jersey                              07936
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   (Address of principal executive                 (Zip Code)
               offices)


Registrant's telephone number, including area code:  (973) 560-9400

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                                 Not Applicable

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      On July 28, 2005, Conversion Services International, Inc. (the "Company") entered into an Omnibus Amendment Agreement with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which it, among other things, (a) amended and restated a certain convertible promissory note previously issued to Laurus, (b) amended and restated a certain convertible revolving promissory note previously issued to Laurus, and (c) issued an option to purchase shares of the Company's common stock. The original agreement with Laurus and the new agreement pursuant to the amendment are more fully described below:

Former Laurus Agreements

      On August 16, 2004, the Company entered into a Securities Purchase Agreement with Laurus (the "Securities Purchase Agreement"), which included a revolving line of credit, whereby the Company had access to borrow up to $6,000,000 based upon eligible accounts receivable. This revolving line, effectuated through a $2,000,000 convertible minimum borrowing note (the "$2 Million Convertible Note") and a $4,000,000 revolving note (the "$4 Million Revolving Note"), provided for advances at an advance rate of 90% against eligible accounts receivable, with an annual interest rate of prime rate (as reported in the Wall Street Journal, which was 5.75% as of March 31, 2005) plus 1%, to mature in three years. The Company has no obligation to meet financial covenants under the $2 Million Convertible Note or the $4 Million Revolving Note. These notes are to be decreased by 1.0% for every 25% increase above the fixed conversion price prior to an effective registration statement and 2.0% thereafter up to a minimum of 0.0%. This line of credit was secured by substantially all the corporate assets. Both the $2 Million Convertible Note and the $4 Million Revolving Note provide for conversion at the option of Laurus of the amounts outstanding into the Company's common stock at a fixed conversion price of $0.14 per share. In the event that the Company issued common stock or derivatives convertible into Company common stock for a price less than the aforementioned fixed conversion price, then the fixed conversion price would be reset using a weighted average dilution calculation.

      Additionally, in exchange for a $5,000,000 secured convertible term note (the "$5 Million Convertible Note") bearing interest at prime rate (as reported in the Wall Street Journal) plus 1%, Laurus had established a $5.0 million account (the "Restricted Account") to be used only for acquisition targets identified by the Company that were to be approved by Laurus in Laurus' sole discretion. There was a possibility that the Company would never make use of the funds in this account. The Company had no obligation to meet financial covenants under the $5.0 Million Convertible Note. This note was convertible into Company common stock at a fixed conversion price of $0.14 per share and matures in three years. The Company paid $749,000 in brokerage and transaction closing related costs. These costs were deducted from the $5,000,000 restricted cash balance provided to the Company by Laurus.

      The Company also issued Laurus a common stock purchase warrant that provided Laurus with the right to purchase 12 million shares of the Company's common stock.

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The exercise price for the first 6.0 million shares acquired under the warrant is $0.29 per share, the exercise price for the next 3.0 million shares acquired under the warrant is $0.31 per share, and the exercise price for the final 3.0 million shares acquired under the warrant is $0.35 per share. The common stock purchase warrant expires on August 16, 2011.

      As of March 31, 2005, approximately $3.8 million was outstanding under the revolving line of credit. The interest rate on the revolving line and the acquisition note was 6.75% as of March 31, 2005.

      Under the original agreement, the Company was obligated to ensure that the shares provided for issuance under the agreement were properly registered by December 19, 2004. As a result of the Company's registration statement (the "Registration Statement") not being declared effective prior to this date, and not being effective as of March 31, 2005, the Company incurred liquidated damages to Laurus. As a result, the Company had accrued approximately $250,000 for payment of these penalties through March 31, 2005.

Amended Laurus Agreement

        On July 28, 2005, the Company entered into an Omnibus Amendment (the "Amendment") to the Securities Purchase Agreement. Pursuant to the Amendment, the Company released $4,327,295.08 (the "Funds") to Laurus, which was being held in the Restricted Account (which was available to the Company for acquisitions) and issued an amended and restated convertible note (the "Amended and Restated Note") in the principal amount of $749,000 (the amount that was funded through this facility as described above). As of July 28, 2005, $260,698 in accrued and unpaid interest on the $5 Million Convertible Note was outstanding (the "Accrued Interest"). $76,295 of the Funds held in the Restricted Account and released to Laurus represented a portion of the Accrued Interest. In satisfaction of the balance of the Accrued Interest ($184,403) and any liquidated damages to which it was entitled pursuant the Registration Rights Agreement entered into in August 2004 (the "Registration Rights Agreement"), the Company issued an option to purchase 5,000,000 shares of the Company's common stock (the "Option") at a purchase price of $.001 per share. Laurus also agreed to extend the required filing date and effective date of the Registration Statement.

      The Company also issued an amended and restated convertible secured revolving note in the principal amount of $4,500,000 in favor of Laurus (the "Amended Revolving Note") which amended the $4 Million Revolving Note. In connection with the Amended Revolving Note, the Company and Laurus entered into an Overadvance Letter Agreement, pursuant to which Laurus exercised its discretion granted to it pursuant to the Security Agreement entered into in August 2004 to make a loan to the Company in excess of the Formula Amount (as defined therein) in the principal amount of $2,700,000. The Company also entered into a Reaffirmation and Ratification Agreement which reaffirms and ratifies its obligations to Laurus in connection with a Master Security Agreement, a Stock Pledge Agreement and Security Agreement, each of which were entered into in August 2004 (the "Security Agreements"). Pursuant to the Reaffirmation and Ratification

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Agreement, the Company agreed to cause ISI Merger Corp. within 5 days of the date of its acquisition by the Company to execute a Joinder Agreement, pursuant to which ISI Merger Corp. will agree to become a party to a Subsidiary Guaranty and the Security Agreements. The Company utilized a portion of the $2,700,000 which was advanced to it on June 28, 2005 to acquire Integrated Strategies, Inc. and ISI Consulting, LLC (on July 29, 2005). In addition, the Company's recently acquired wholly owned subsidiary, McKnight Associates, Inc., entered into a Joinder Agreement, pursuant to which it agreed to become a party to a Subsidiary Guaranty and the Security Agreements. The Reaffirmation and Ratification Agreement also included an acknowledgment by Laurus that a former subsidiary of the Company, Evoke Software Corporation ("Evoke"), was sold to Similarity Systems on July 18, 2005, and that the consummation of such sale would not violate the Security Agreements and a Subsidiary Guaranty which was executed by Evoke in August 2004.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

4.1 Option issued to Laurus Master Fund, Ltd. to purchase 5,000,000 shares of the Company's common stock, dated July 28, 2005
10.1 Amended and Restated Secured Revolving Note in the principal amount of $4,500,000
10.2 Amended and Restated Secured Convertible Term Note in the principal amount of $749,000
10.3    Omnibus Amendment dated July 28, 2005
10.4    Joinder Agreement dated July 28, 2005
10.5    Reaffirmation and Ratification Agreement dated July 28, 2005
10.6    Overadvance Letter dated July 28, 2005

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2005                CONVERSION SERVICES INTERNATIONAL, INC.


                              By: /s/ Scott Newman

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                                   Name:  Scott Newman
                                   Title: President and Chief Executive Officer